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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ZaZa Energy Corporation
Houston, Texas

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2015, relating to the 2014 consolidated financial statements of ZaZa Energy Corporation (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas
May 8, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm